Exhibit 23.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Kindred Healthcare, Inc. of our report dated September 15, 2015 relating to the financial statements of Centerre Healthcare Corporation, which appears in Kindred Healthcare Inc.’s Current Report on Form 8-K dated September 17, 2015. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Louisville, Kentucky

September 17, 2015